Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-214802 and 333-208700), Form S-4 (No. 333-219159 and 333-203449 and 333-223316), and Form S-8 (No. 333-208819) of SmartFinancial, Inc. of our report dated March 29, 2018, relating to the consolidated financial statements as of and for the years ended December 31, 2017 and 2016 and March 31, 2018, included therein, which report appears in the Form 8-K/A of SmartFinancial, Inc. dated July 17, 2018.

/s/ Mauldin & Jenkins, LLC

MAULDIN & JENKINS, LLC

Birmingham, Alabama
July 17, 2018

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